UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2006



                               ONELINK CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                   333-81922                   43-1941213
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(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)


One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA       94105
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        (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (415) 293-8277
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                             One Link 4 Travel, Inc.
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement

     We entered into an employment agreement on April 17, 2006 with David Fromal. David will serve as our Chief Operating Officer. The term of the agreement is three years. David will receive a base salary of $240,000 per year and will be eligible to receive an incentive bonus as determined by our board of directors based upon David's performance and our performance. David has been granted options to purchase 500,000 shares of our common stock at $1.10 per share, vesting over a 48-month period.

     Alan Geddes departed from his position as Chief Financial Officer on April 14, 2006, and we entered into a Separation and Release Agreement with Alan on April 22, 2006. Alan will continue to assist the Company with reports to be filed within the next month with the SEC and will receive cash payments in 2006 equal to nine months normal compensation. Of the options to purchase 300,000 shares held by Alan, option grants were amended and restated as of April 14, 2006 to provide for (i) the termination of his options to purchase 50,000 shares at $1.50 per share; (ii) the full vesting of 140,000 of 250,000 options to purchase shares at $1.00 per share, with a right by him to exercise any or all of his vested shares through April 14, 2011; and (iii) the termination of the balance of options to purchase 110,000 shares at $1.00 per share.

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

(b) As noted in Item 1.01 above, Alan Geddes departed from his position as Chief Financial Officer on April 14, 2006.

(c) As noted in Item 1.01 above, David Fromal became our Chief Operating Officer on April 17, 2006. David has extensive management and leadership experience in the travel and technology industries. Most recently (from 2004 to 2006), David was President & CEO of Salis, Inc., an Atlanta based, venture-backed start-up focused on the opportunities in the automation of tax-related services. From 1999 to 2004, David served as Executive Vice President, Strategic Development and Corporation Communications at TRX, Inc., a global leader in transaction processing for the travel industry. David started his career at American Express TRS Company, Inc. where, over a 13-year period, he rose to the position of Senior Vice President - General Manager, including responsibility for the U.S. Personal Travel portfolio, a 1,250 person organization with $1 billion in annual sales.

Item 9.01.    Financial Statements and Exhibits

(c)  Exhibits.

     Exhibit 10.26  Employment Agreement with David Fromal dated April 17, 2006.

     Exhibit 10.27 Separation and Release Agreement with Alan Geddes entered into on April 22, 2006.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 26, 2006                              ONELINK CORPORATION


                                                   By:      /s/ F. W. Guerin
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                                                   F. W. Guerin
                                                   Chief Executive Officer





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